SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2007

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(In this Current Report on Form 8-K, the words “we,” “our” and similar terms refer to the Registrant, Fountain Powerboat Industries, Inc.)

On April 11, 2007, Roger F. Scott was elected to serve as Secretary and Treasurer of Fountain Powerboat Industries, Inc., and our operating subsidiary, Fountain Powerboats, Inc. (“FPI”). In his role as our Treasurer, he will serve as our principal accounting officer.

Mr. Scott is 45 years of age. He was first employed as our and FPI’s Controller during March 2005, and he was appointed as Vice President during March 2007. Before joining our company, he was employed as a Senior Financial Analyst for FedEx Express, Memphis, Tennessee, from November 2002 until March 2005. Previously, he was employed from 1995 until 2002 in various financial capacities by Storage Technology Corporation, Louisville, Colorado, where he served most recently as Project Manager. He is a graduate of the University of South Carolina with undergraduate degrees in Finance and Economics, and he holds a Masters in Business Administration from Lehigh University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: April 17, 2007	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer